CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): August 29, 2011

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other
jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01 – Entry into Material Definitive Agreements

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Alpha /Whalehaven

As discussed in our Current Report Form 8-K filed on July 1, 2011, Alpha Capital Anstalt (“Alpha Capital”) and Whalehaven Capital Fund Ltd (‘Whalehaven”, and together with Alpha Capital,  collectively the "Plaintiffs") filed a complaint against Radient Pharmaceuticals Corporation (“RPC,” “we” or “our”)  regarding the number of warrants Plaintiffs  received in a registered direct offering we completed in November 2009 and the shareholder vote we obtained at our December 3, 2010 annual shareholder meeting.   As reported in our Form 8-K dated May 17, 2011, on May 10, 2011, we entered into a Settlement Agreement with the Plaintiffs pursuant to which we agreed to issue that number of shares of our common stock equal in value to $10,912,055 at the time of issuance, which shares were evidenced in part by convertible promissory notes issued to the Plaintiffs. Such Settlement Agreement, as amended on May 23, 2011 (the “Original Settlement Agreement”, was approved by the United States District Court for the Southern District of New York (the “Court”) which issued an order providing that the common stock issuable under the notes were exempt securities under Section 3(a)(10) of the Securities Act of 1933, as amended. As further reported in our Current Report Form 8-K filed on July 25, 2011, on July 19, 2011 the Plaintiffs wrote a letter to the Court that we failed to perform our obligations under the Original Settlement Agreement, which allegations we have disputed.

On August 25, 2011, we entered into new settlement agreement with Plaintiffs that amended and restated the Original Settlement Agreement (the “Final Settlement Agreement”), which was approved by the Court on August 26, 2011. A complete copy of the Final Settlement Agreement and related documents are attached hereto as Exhibits.  The Final Settlement Agreement was consented to by Iroquois Master Fund Limited, Cranshire Capital, LP, Bristol Investment Fund Ltd., Kingsbrook Opportunities Master Fund LP and Freestone Advantage Partners LP (collectively, the “2011 Noteholders”).

Under the terms of the Final Settlement Agreement, we issued our 8% convertible promissory notes in the principal amount of $4,559,842.41 to Alpha Capital and $3,496,415.91 to Whalehaven (the “Notes”).  We are obligated retire the Notes in monthly installments, commencing January 31, 2012,  by the payment in cash or (at our sole option) by delivery shares of our common stock in an amount equal to 6.25% of the principal amount of each Note, plus accrued interest.  In the event we elect to make installment payments in common stock, we will be obligated to make monthly delivery of shares of common stock that are not subject to any restrictions on resale under Rule 144 under the Securities Act (“Non-Restricted Shares”) valued at 80% of the three lowest volume weighted average closing prices of our common stock over the 20 trading days immediately prior to each installment payment date.  It is our present intention to amortize the Notes with our common stock, although we may elect to pay one or more such installments in cash.  ,

The Notes permit the Plaintiffs to convert the Notes into our common stock, although the Final Settlement Agreement and the Notes contain “blocker” provisions designed to prevent the Plaintiffs from becoming “beneficial owners” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act “) of more than 9.99% of our outstanding common stock, the Plaintiffs

In addition, we agreed to issue Plaintiffs additional Non-Restricted Shares (the “True Up Shares”) to adjust, based on recent reductions in the closing prices of our publicly trades shares,  the number of shares we previously issued to the Plaintiffs in connection with prior  conversions of the notes we issued under the Original Settlement Agreement.

      We agreed to reserve an aggregate of 175.0 million shares of authorized and previously unissued Common Stock for potential issuance to the Plaintiffs for issuance upon their conversion of the Notes. We further agreed to keep a sufficient number of shares of Common Stock for purposes of enabling issuing all of the Settlement Shares pursuant to the Final Settlement Agreement and the Notes.

Pursuant to the Final Settlement Agreement we were released from all liability and claims from Plaintiffs arising under the Original Settlement Agreement.

2011 Noteholders

As previously reported in our current report Form 8-K August 2, 2011, we were in default to each of the holders of our convertible notes due December 1, 2011 (the “2011 Notes”) in the original principal amount of $8,437,500. On June 29, 2011, we entered into an exchange agreement on June 29, 2011, with the 2011 Noteholders, (the “Exchange Agreement”) in order to settle our obligations to each of the 2011 Noteholders,  pursuant to which, each 2011 Noteholder agreed to exchange its claims for (i) our 4% $4,950,000 aggregate amount of convertible notes (the “4% Notes”)), (ii) shares of our aggregate stated value  $6,701,000 of 4% Series A Convertible Preferred Stock (the “Preferred Stock”), and (iii) a five year warrant to purchase additional shares of our common stock. On August 1, 2011, the 4% Notes and Preferred Stock were amended.  On August 26, 2011, we further amended the 4% Notes and Preferred Stock to change the installment payment dates under the 4% Notes and the automatic conversion dates under the Preferred Stock  to August 22, 2011 October 4, 2011 and November 4, 2011.  Additionally, the Maturity Date of the Note and the final redemption date of the Preferred Stock was changed to December 8, 2011.  The term Pre-Installment Date  and the “Pre-Automatic Conversion Dates” under the Preferred Stock was also changed as follows: (i) the Issuance Date, (ii) September 6, 2011 ; (iii) October 7, 2011; and (iv) November 9, 2011.

Proposed Amendments to Our Certificate of Incorporation

In order to insure that we will have enough authorized and unissued shares of common stock available to comply with our obligations to Alpha Capital, Whalehaven, we also agreed that we shall prepare and file with the Securities and Exchange Commission (“SEC”) a proxy statement under Section 14A of the Exchange Act the “Proxy Statement”), or seek to obtain the written consent of the holders of a majority of our outstanding Common Stock (which may include the Plaintiffs and the 2011 Noteholders) and file with the SEC an information statement under Section 14C of the Exchange Act (the “Information Statement”); to amend our certificate of incorporation to either (a) increase the authorized number of shares of Common Stock, or (b) effect a reverse split of the outstanding Common Stock (in either case, the “Charter Amendment”).  We separately agreed with the 2011 Noteholders to seek to obtain the requisite shareholder approval to consummate a Charter Amendment to (a) increase the authorized number of shares of our Common Stock to 1,500,000,000 and (b) consummating a 1-for-50 reverse stock split of our issued and outstanding Common Stock .

Important Notice regarding the Transaction Documents

The foregoing description of the Transaction Documents described above are  not complete and are subject to and qualified in their entirety by reference to all of the exhibits attached hereto and incorporated herein by reference.

The transaction documents have been included to provide investors and security holders with information regarding their respective terms. They are not intended to provide any other financial information about us or our subsidiaries and affiliates. The representations, warranties and covenants contained in the transaction documents were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to such agreements; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of us or our subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in public disclosures by us.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement with Alpha and Whalehaven dated August 25, 2011
10.2	Form of Note Issued to Alpha and Whalehaven
10.3	Form of Release between Alpha and Whalehaven
10.4	Form of Consent by the 2011 Noteholders to the Alpha/Whalehaven Settlement Agreement
10.5	Court Order dated August 26, 2011
10.6	Letter Agreement with 2011 Noteholders dated August 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Akio Ariura
Name: Akio Ariura
Title: Chief Financial Officer

Dated: August 29, 2011